Exhibit 99.5

333 North Central Avenue ¡ Phoenix, AZ 85004	Financial Contacts:		Media Contact:
	Kathleen L. Quirk	David P. Joint	Eric E. Kinneberg
	(602) 366-8016	(504) 582-4203	(602) 366-7994

Freeport-McMoRan Copper & Gold Inc.

Completes Oil & Gas Transactions

Creating a Premier U.S. Based Natural Resource Company

PHOENIX, AZ, and NEW ORLEANS, LA, June 3, 2013 – Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) today announced that it has completed the final step of its three-way combination with Plains Exploration & Production Company (NYSE: PXP) and McMoRan Exploration Co. (NYSE: MMR). The PXP transaction closed on May 31, 2013 and the MMR transaction closed on June 3, 2013.

The transactions add a high quality portfolio of oil and gas assets to FCX’s global mining business to create a premier U.S.-based natural resource company. The acquired businesses provide exposure to energy markets with positive fundamentals, strong margins and cash flows, exploration leverage and financially attractive long-term investment opportunities. The portfolio of assets includes established oil production facilities in California, a growing production profile in the onshore Eagle Ford trend in Texas, significant production facilities and growth potential in the Deepwater Gulf of Mexico and large onshore resources in the Haynesville natural gas trend in Louisiana. The company will also have an industry leading position in the emerging shallow water, ultra-deep gas trend on the Shelf of the Gulf of Mexico and onshore in South Louisiana.

The value of the transactions totaled $19 billion, including $10.0 billion in assumed debt, $5.5 billion in cash consideration and 91 million shares of FCX stock (valued at $2.8 billion as of May 31, 2013) and other consideration, including the PXP supplemental dividend and the value of the royalty trust units to MMR shareholders. After giving effect to these transactions, FCX has approximately 1,038 million shares outstanding.

James R. Moffett, Chairman of the Board of FCX, said: “These transactions will enhance our portfolio of large-scale, geographically diverse natural resource assets with exceptional exploration and development characteristics. We are pleased to welcome the PXP and MMR oil and gas teams to FCX’s global family and look forward to the opportunities for value creation that our expanded asset base provides for shareholders.”

Richard C. Adkerson, Vice Chairman, President and Chief Executive Officer of FCX, said: “The transaction adds a high quality portfolio of North American based oil and gas assets with strong current cash flows, a financially attractive growth profile and complementary exposure to commodities with favorable supply and demand fundamentals essential to the world’s economies. We are focused on executing our strategy of delivering strong operational and project development performance to provide cash flows to achieve our debt reduction targets, generate attractive returns through organic growth and continue our long standing tradition of providing cash returns to shareholders.”

James. C. Flores, Vice Chairman of FCX and President and Chief Executive Officer of Freeport-McMoRan Oil & Gas, FCX’s new wholly owned subsidiary, said: “The addition of PXP’s U.S. oil and gas assets to FCX’s global mining business establishes a significant, long-term commodities business positioned to generate meaningful returns over an extended period. We are excited to join FCX’s global team and will be focused on executing our highly profitable, long-term, oil-focused growth plan, which is complementary to the growth profile and cash margins of the large, low-cost, expandable asset base characteristics of FCX.”

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FINANCIAL PROFILE

For the twelve months ended December 31, 2012, pro forma revenues totaled $22.7 billion with pro forma EBITDA (equals operating income plus depreciation, depletion, and amortization) of $10.5 billion. Pro forma for the transactions, total debt at March 31, 2013 approximated $20.8 billion and consolidated cash totaled $4.6 billion, excluding supplemental dividends paid or to be paid totaling $1.4 billion. In addition, FCX has a $3.0 billion revolving bank credit facility with no amounts drawn.

FCX expects to use cash flows in excess of capital expenditures, dividends and other cash requirements of the combined company to reduce debt to a targeted level of $12 billion over the next three years. As previously announced in May 2013, FCX plans to complete $1.5 billion in asset sales and reduce its capital spending to offset the cash required for the recently announced supplemental dividends.

MANAGEMENT TEAM AND BOARD OF DIRECTORS

James R. Moffett will continue as Chairman of FCX and Richard C. Adkerson will continue as President and Chief Executive Officer of FCX and has been appointed Vice Chairman of FCX. James C. Flores, previously Chairman, President and Chief Executive Officer of PXP, has been named Vice Chairman of FCX and the President and Chief Executive Officer of Freeport-McMoRan Oil & Gas, FCX’s new wholly owned subsidiary. Kathleen L. Quirk will continue as Executive Vice President and Chief Financial Officer of FCX.

As previously reported, FCX appointed three former directors of PXP to its Board of Directors: James C. Flores, Alan R. Buckwalter, III and Thomas A. Fry, III. FCX’s Board of Directors is now comprised of 15 members, including 11 independent directors, who possess a diverse range of perspectives and experience in the mining and oil and gas industries, geology, business, finance, economics, accounting and public affairs. In addition, Messrs. Moffett, Adkerson and Flores comprise the newly formed Office of the Chairman.

FCX is a premier U.S.-based natural resource company with an industry leading global portfolio of mineral assets, significant oil and gas resources and a growing production profile. FCX is the world’s largest publicly traded copper producer.

FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde and El Abra operations in South America; the Tenke Fungurume minerals district in the Democratic Republic of Congo; and significant oil and natural gas assets in North America, including reserves in the Deepwater Gulf of Mexico, onshore and offshore California, in the Eagle Ford and Haynesville shale plays and industry leading position in the emerging shallow water, ultra-deep gas trend on the Shelf of the GOM and onshore in South Louisiana. Additional information about FCX is available on FCX’s website at www.fcx.com.

Cautionary Statement Regarding Forward Looking Statements: This press release contains forward-looking statements. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur what impact they will have on the results of operations and financial condition of FCX, on any future asset sales or on future capital allocation decisions. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, the ability of FCX to integrate the acquired PXP and MMR operations, the ability of FCX to consummate any future asset sales on beneficial terms or at all, the timing and proceeds generated by any such sales, the ability of FCX to determine that all or a portion of the contemplated asset sales are not desirable and not to pursue or consummate such sales, the ability of FCX to determine not to proceed with reductions in any capital spending plans, the ability of FCX to fund its oil and gas business with cash flows generated by such business, FCX’s future capital needs and capital allocation decisions, including future decisions by FCX to allocate capital among its operating segments and to fund its capital expenditures in a manner other than the manner set forth in the press release, FCX’s ability to meet its stated debt reduction goals, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, and the ability to realize opportunities for growth. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the documents filed with the Securities and Exchange Commission by FCX from time to time, including its Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements including in this press release are made only as of the date hereof. FCX does not undertake any obligation to update the forward-looking statements included in this press release to reflect subsequent events or circumstances.

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